EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Three and Six Months Ended March 26, 2022

CONCORD, Mass., May 06, 2022 (GLOBE NEWSWIRE) -- Technical Communications Corporation (OTCQB: TCCO) today announced its results for the three and six months ended March 26, 2022. The Company reported a net loss of $(522,000), or $(0.28) per share, on revenue of $565,000 for the quarter ended March 26, 2022, compared to a net loss of $(329,000), or $(0.18) per share, on revenue of $617,000 for the quarter ended March 27, 2021. For the six months ended March 26, 2022, the Company reported a net loss of $(1,136,000), or $(0.61) per share, on revenue of $989,000, compared to a net loss of $(671,000), or $(0.36) per share, on revenue of $783,000 for the six months ended March 27, 2021.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “The Company continues to be impacted by the international COVID pandemic as customers are just starting to re-engage in the procurement process. Customers had been reluctant to have in-person meetings and performance demonstrations, which are necessary to consummate sales. We expect that this trend will continue and positively affect other program opportunities and allow us to begin recovery in the near future.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in over 115 countries have selected TCC's proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company's ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 25, 2021 and its Quarterly Report on Form 10-Q for the quarter ended December 25, 2021 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	3/26/2022	3/27/2021
	(Unaudited)	(Unaudited)
Net revenue	$ 565,000	$ 617,000
Gross profit	75,000	264,000
S, G & A expense	485,000	396,000
Product development costs	84,000	194,000
Operating loss	(494,000)	(327,000)
Net loss	(522,000)	(329,000)
Net loss per share:
Basic	$(0.28)	$(0.18)
Diluted	$(0.28)	$(0.18)

	Six Months Ended
	3/26/2022	3/27/2021
	(Unaudited)	(Unaudited)
Net revenue	$989,000	$783,000
Gross profit	141,000	387,000
S, G & A expense	1,047,000	942,000
Product development costs	185,000	587,000
Operating loss	(1,091,000)	(1,141,000)
Grant income	-	474,000
Net loss	(1,136,000)	(671,000)
Net loss per share:
Basic	$(0.61)	$(0.36)
Diluted	$(0.61)	$(0.36)

Condensed consolidated balance sheets

	03/26/2022	9/25/2021
	(Unaudited)	(derived from audited
		Financial statements)
Cash and cash equivalents	$ 26,000	$ 298,000
Accounts receivable - trade	395,000	281,000
Inventory	1,079,000	1,157,000
Other current assets	180,000	170,000
Total current assets	1,680,000	1,906,000
Property and equipment, net	2,000	4,000
Right-of-use asset	328,000	407,000

Total assets	$2,010,000	$2,317,000

Current operating lease liability	$ 161,000	$ 158,000
Current portion of long-term debt	1,902,000	1,000,000
Accounts payable	123,000	106,000
Customer deposits	4,000	45,000
Accrued expenses and other current liabilities	271,000	265,000
Total current liabilities	2,461,000	1,574,000

Long term operating lease liability	167,000	248,000
Notes payable	148,000	150,000

Total liabilities	2,776,000	1,972,000
Total stockholders’ equity (deficit)	(766,000)	345,000
Total liabilities and stockholders’ equity	$2,010,000	$2,317,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com